Exhibit 23.1
Consent of Miller & McCollom, P.C.


July 11, 2002


Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants for Commonwealth Equities, Inc. in this Form 10-KSB, dated July 1, 2002, as of March 31, 2002 and 2001 and the years then ended.


/s/ Miller and McCollom

MILLER AND MCCOLLOM
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado   80033